      As filed with the Securities and Exchange Commission on May 8, 1996
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            FUISZ TECHNOLOGIES LTD.
           (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                            52-1579474
     (State or Other Jurisdiction                                (I.R.S. Employer
   of Incorporation or Organization)                          Identification Number)

    3810 CONCORDE PARKWAY, SUITE 100                                  22021
             CHANTILLY, VA                                          (Zip Code)
(Address of Principal Executive Offices)

                            FUISZ TECHNOLOGIES LTD.
                            1991 STOCK OPTION PLAN,
                           1994 STOCK INCENTIVE PLAN,
                       1994 EMPLOYEE STOCK PURCHASE PLAN,
                                      AND
                        1994 DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)

                              PATRICK D. SCRIVENS
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                            FUISZ TECHNOLOGIES LTD.
                        3810 CONCORDE PARKWAY, SUITE 100
                              CHANTILLY, VA  22021
                    (Name and Address of Agent for Service)

                                 (703) 803-3260
         (Telephone Number, Including Area Code, of Agent for Service)

                                ---------------

                                   Copies to:

                              JOHN F. OLSON, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                     1050 CONNECTICUT AVENUE, NW, SUITE 900
                             WASHINGTON, DC  20036
                                 (202) 955-8500

                                -----------------

========================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED            PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE         MAXIMUM OFFERING       AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED            REGISTERED(1)        PRICE PER SHARE(2)           PRICE(2)          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share. . . . . .          2,283,058                  N/A               $35,212,373.50              $12,142.20
- ------------------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock being registered hereunder are reserved in the aggregate for issuance pursuant to the Company's 1994 Stock Incentive Plan, 1994 Employee Stock Purchase Plan and 1994 Director Stock Option Plan (the "1994 Plans") and 1991 Stock Option Plan. Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based (a) in the case of 695,682 shares registered with respect to options that remained available for award under the 1994 Plans on the date of filing of this Registration Statement, upon the average price of the Common Stock on May 7, 1996, which was $27.25 and
     (b) in the case of 1,587,376 shares registered with respect to options outstanding under the various plans, with an aggregate exercise price of $16,255,039, upon the price at which the options may be exercised, which averages $10.24 per share.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.

                 Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                 Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or if no such report has been filed, its registration statement on Form S-1, filed with the Commission on April 3, 1996, File No. 333-3194, as amended;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-1, filed with the Commission on April 3, 1996, File No. 333-3194, together with any amendment or report filed with the Commission for the purpose of updating such description.

                 All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                 Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

                 The indemnification of directors and officers is provided for by Article SEVENTH of the Registrant's Certificate of Incorporation which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

                 Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                 Article NINTH of the Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

                 Section 7 of the underwriting agreement in connection with the public offering of the Registrant's common stock pursuant to the Registrant's registration statement on Form S-1 filed on April 3, 1996 provides for indemnification by the underwriters under certain circumstances of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

                 The Registrant maintains liability insurance in the amount of $3.0 million insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

                 The Second Amended and Restated Registration Rights Agreement provides for cross-indemnification of certain stockholders of the Registrant whose shares with registration rights are included in a registration under the Securities Act, and of the Registrant, its officers and directors for certain liabilities arising in connection with such registration.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:



                 10.1 The Fuisz Technologies Ltd. 1991 Stock Option Plan dated October 17, 1991 is hereby incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

                 10.2 The amendment to the Fuisz Technologies Ltd. 1991 Stock Option Plan adopted on October 19, 1994 is hereby incorporated by reference to Exhibit 10.1A to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

                 10.3 The Fuisz Technologies Ltd. 1994 Stock Incentive Plan, dated as of May 6, 1994, as amended on October 19, 1994, is hereby incorporated by reference to
                          Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

                 10.4 The Fuisz Technologies Ltd. 1994 Director Stock Option Plan, dated as of May 6, 1994, as amended on October 19, 1994, is hereby incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

                 10.5 The Fuisz Technologies Ltd. 1994 Employee Stock Purchase Plan, dated as of May 6, 1994, as amended on October 19, 1994, is hereby incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

                 10.6 Form of Stock Option Agreement pursuant to the Fuisz Technologies Ltd. Plans.

                 5        Opinion of Gibson, Dunn & Crutcher LLP

                 23.1     Consent of Gibson, Dunn & Crutcher LLP (included in
                          Exhibit 5).

                 23.2     Consent of Coopers & Lybrand L.L.P.

ITEM 9.          UNDERTAKINGS.

         (1)     The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)     To include any prospectus required by
                          section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Chantilly, State of Virginia, on this 29 day of March, 1996.

                                          FUISZ TECHNOLOGIES LTD.


                                          By: /s/ RICHARD C. FUISZ
                                             -----------------------------
                                             Richard C. Fuisz
                                             Chief Executive Officer

Each person whose signature appears below constitutes and appoints Richard C. Fuisz, Patrick D. Scrivens and Ronald O. Mueller, and any of them, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                             Date
          ---------                                  -----                             ----
/s/    RICHARD C. FUISZ               Chief Executive Officer and Director         March 29, 1996
- -----------------------------            (Principal Executive Officer)
       Richard C. Fuisz

 /s/ PATRICK D. SCRIVENS                  Executive Vice President and             May 8, 1996
- -----------------------------               Chief Financial Officer
     Patrick D. Scrivens                 (Principal Financial Officer)


 /s/    LARS G. OKESON                             Controller                      May 8, 1996
- -----------------------------            (Principal Accounting Officer)
        Lars G. Okeson

 /s/    JOHN R. FUISZ                               Director                       March 29, 1996
- -----------------------------
        John R. Fuisz

/s/ ANTONE J. LAZOS                                 Director                       March 29, 1996
- ----------------------------
    Antone J. Lazos


/s/   DONALD E. O'NEILL                             Director                       May 8, 1996
- -----------------------------
      Donald E. O'Neill


 /s/    JOHN PAPPAJOHN                              Director                       May 8, 1996
- -----------------------------
        John Pappajohn


/s/  FREDRIK C. SCHREUDER                           Director                       May 8, 1996
- -----------------------------
     Fredrik C. Schreuder

                                 EXHIBIT INDEX

Exhibit                           Description                                                     Sequentially
- ---------        ------------------------------------------------------------                 --------------------
Number                                                                                        Numbered Page
- ------                                                                                        -------------
  10.1           The Fuisz Technologies Ltd. 1991 Stock Option Plan dated October 17, 1991 is hereby incorporated by reference to Exhibit 10.1 to the Registrant's
                 Registration Statement on Form S-1 (File No. 33-99092).

  10.2           The amendment to the Fuisz Technologies Ltd. 1991 Stock Option Plan adopted on October 19, 1994 is hereby incorporated by reference to Exhibit 10.1A to the Registrant's Registration Statement on Form S-1 (File No. 33-99092).

  10.3           The Fuisz Technologies Ltd. 1994 Stock Incentive Plan, dated as of May 6,
                 1994, as amended on October 19, 1994, is hereby incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1
                 (File No. 33-99092).

  10.4           The Fuisz Technologies Ltd. 1994 Director Stock Option Plan, dated as of
                 May 6, 1994, as amended on October 19, 1994, is hereby incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on
                 Form S-1 (File No. 33-99092).

  10.5           The Fuisz Technologies Ltd. 1994 Employee Stock Purchase Plan, dated as of
                 May 6, 1994, as amended on October 19, 1994, is hereby incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on
                 Form S-1 (File No. 33-99092).

  10.6           Form of Stock Option Agreement pursuant to the Fuisz Technologies Ltd.
                 Plans.

  5              Opinion of Gibson, Dunn & Crutcher LLP

  23.1           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

  23.2           Consent of Coopers & Lybrand L.L.P.